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Exhibit 10.1

EQUITY MARKETING, INC.
FIRST AMENDMENT
TO CREDIT AGREEMENT

    This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of November 14, 2001 by and among EQUITY MARKETING, INC., a Delaware corporation ("Borrower"), the financial institutions party to the Amended Agreement (as defined below) from time to time ("Lenders"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and is made with reference to that certain Credit Agreement dated as of April 24, 2001 (the "Credit Agreement"), by and among Borrower, Lenders, Administrative Agent, Swing Line Lender and Issuing Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITAL

    WHEREAS, Borrower and Lenders desire to amend the Credit Agreement as set forth below;

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

2.  AMENDMENTS TO THE CREDIT AGREEMENT

  (a)
  Amendments to Section 1.01.

  1.
  The definition for "Consolidated Fixed Charges" is hereby amended and restated as follows:

  "Consolidated Fixed Charges" means, for any period, (without duplication) the sum of (a) Consolidated Interest Charges payable in cash during such period, (b) scheduled principal payments during such period on Indebtedness (not including scheduled principal payments or reductions of Commitments under this Agreement), (c) the Applicable Average Commitment Amount, and (d) the aggregate amount of Restricted Payments (excluding any stock purchased to be held as treasury stock) made by Borrower during such period, all for Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP."

  2.
  The definition for "Applicable Average Commitment Amount" is hereby amended and restated as follows":

  "Applicable Average Commitment Amount" means for the Fiscal Quarter ending on December 31, 2001 and each Fiscal Quarter thereafter, 15% of the Average Commitment Amount."

  (b)
  Amendments to Section 7.01.

    Section 7.01 is hereby amended by (1) deleting the "and" at the end of clause (g), (2) deleting the "." at the end of clause (h) and inserting "; and" in its place, and (3) adding the following clause (i):

      "(i) Indebtedness of Borrower to any of its Subsidiaries permitted under Section 7.05(d) not exceeding $1,000,000 in the aggregate at any time outstanding."

  (c)
  Amendment to Section 7.05.

    Section 7.05 is hereby amended and restated in its entirety as follows:

    "7.05 Investments; Acquisitions.  Make or commit to make any Investments or Acquisitions, except:

    (a)
    Investments existing on the date hereof;

    (b)
    Ordinary Course Investments;

    (c)
    Investments permitted by Section 7.03;

    (d)
    other Investments of Borrower or any Subsidiary of Borrower not exceeding $1,000,000 in the aggregate at any time; and

    (e)
    so long as no Trigger Event has occurred or would occur after giving pro forma effect thereto, Permitted Acquisitions."

  (d)
  Amendment to Section 7.06.

    Section 7.06 is hereby amended by (1) deleting "." at the end of clause (b) and inserting ";" in its place, and (2) inserting the following proviso at the end of the entire section:

  "provided, however, immediately after any Restricted Payment expressly relating to treasury stock is made and after giving pro forma effect thereto, Borrower's cash and cash equivalents plus the unused and available Borrowing Base shall be equal to or exceed $28,000,000."

  (e)
  Amendment to Section 7.12(a).

    Section 7.12(a) is hereby amended and restated in its entirety as follows:

    "(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter set forth below to be less than the correlative ratio set forth below:

Fiscal Quarter Ending On	Fixed Charge Coverage Ratio
December 31, 2001	1.30:1.00
March 31, 2002	1.30:1.00
June 30, 2002	1.30:1.00
September 30, 2002	1.30:1.00
December 31, 2002 and each Fiscal Quarter thereafter	1.50:1.00"

3.  BORROWER'S REPRESENTATIONS AND WARRANTIES

    In order to induce Lenders to enter into this Amendment and thereby amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

    (a)  Corporate Power and Authority.  Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

    (b)  Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Borrower.

    (c)  Binding Obligation.  This Amendment and the Amended Agreement are the legal, valid and binding obligation of Borrower, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

    (d)  Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

    (e)  Absence of Default.  No event has occurred and is continuing or will result from the consummation of this Amendment that would constitute an Event of Default or a Default.

4.  MISCELLANEOUS

    (a)  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

    1.  On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other documents entered pursuant to the Credit Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

    2.  Except as specifically amended by this Amendment, the Credit Agreement and the other documents entered pursuant to the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.

    3.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

    (b)  Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (c)  California Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

    (d)  Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective as of September 30, 2001 (the "Effective Date") upon the execution of a counterpart hereof by Borrower and Required Lenders and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

    [Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EQUITY MARKETING, INC. as Borrower
By:	/s/ KENT R. CRANDALL Name: Kent R. Crandall Title: Treasurer
BANK OF AMERICA, N.A. as Administrative Agent
By:	/s/ KEN PURO Name: Ken Puro Title: Vice President
BANK OF AMERICA, N.A. as Lender, Issuing Lender and Swine Line Lender
By:	/s/ DAVID J. STASSEL Name: David J. Stassel Title: Vice President

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EQUITY MARKETING, INC. FIRST AMENDMENT TO CREDIT AGREEMENT
RECITAL